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                                                                   EXHIBIT 10.16


                                SECOND AMENDMENT
                                    AGREEMENT

     AGREEMENT made as of this 27th day of November, 2002 by and between EVANS NATIONAL BANK, with offices located at 14-16 North Main Street, Angola, New York 14006, hereinafter referred to as the "Bank", and WILLIAM R. GLASS, an employee of the Bank, hereinafter referred to as the "Participant".

                                    RECITALS

     WHEREAS, the parties previously entered into a Supplemental Executive Retirement Plan dated February 16, 1999 (the "SERP"); and

     WHEREAS, said Plan was amended by Agreement dated October 17, 2000, and

     WHEREAS, the parties now desire to again amend the SERP.

     NOW THEREFORE, the parties mutually agree as follows:



     2 Section 2.1 of Article II "BENEFIT" is hereby amended to read as follows:

               Section 2.1 Excess Benefit


                      A. The excess benefit has been determined to be the
                         amount of $42,516.00 per year (the "Excess Benefit") payable for a term of twenty (20) years certain. Except as otherwise provided in this Agreement, the Excess Benefit shall be payable monthly under conditions identical as to vesting, condition and terms of payment to the benefit payable by the Evans National Bank Pension Plan, as amended from time to time (the "Bank Pension Plan") (except the benefit from this SERP will not be paid in the form of a lump sum and the Excess Benefit will not commence prior to the first day of the month coincident with or next following the Participant's 65th birthday).

                         Except as set forth in Section 2.1 (B) or Section
                       2.3 of the SERP, the Excess Benefit shall only be paid to the Participant if the Participant's employment is terminated on or after his 65th birthday.

                      B. In the event the Participant dies prior to attaining
                         sixty-five (65) years of age, the Excess Benefit will be paid to the Participant's named beneficiary in the amount of $42,516.00 per year, payable monthly for twenty (20) consecutive years commencing thirty (30) days after the Participant's date of death.

     3 Section 2.3 of Article II "BENEFIT" is hereby amended to read as follows:

               Section 2.3 Benefit on Termination Before Retirement at Age 65

               In the event the Participant's employment is terminated as a result of: (i) the Participant becoming "Totally and Permanently Disabled" as defined in the Bank Pension Plan; (ii) the Board of Directors of the Bank, in its absolute discretion, authorizes and approves the early retirement of the Participant; or (iii) the Bank voluntarily terminates the employment of the Participant other than "for cause", then the Excess Benefit to be paid to the Participant under this SERP shall be the Excess Benefit as set forth in Section 2.1 (A) of $42,516.00 multiplied by a fraction (1) the numerator of which is the actual number of months of service of the Participant in the Evans National Bank Pension Plan and
               (2) the denominator of which is the number of months of service in the Bank Pension Plan the Participant would have completed if the Participant had continued to be employed until his Normal Retirement Age (as defined in the Bank Pension Plan). The amount as so determined shall be payable monthly for a term of twenty (20) years certain. It will not be paid in a lump sum and the benefit will not commence prior to the first day of the month coincident with or next following the Participant's 65th birthday.

           The parties affirm all the terms and conditions of the Original Agreement and Amendment except for those terms specifically amended herein.




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           IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.


                                            EVANS NATIONAL BANK


                                            By:/s/Phillip Brothman
                                               -------------------------------
                                                    Phillip Brothman, Chairman



                                             PARTICIPANT


                                             By:/s/William R. Glass
                                                ------------------------------
                                                    William R. Glass